UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2018

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Cosmos Holdings Inc. (the “Company”) entered into a Stock Purchase Agreement dated as of June 23, 2018 to purchase all of the capital stock of Cosmofarm Ltd., a pharmaceutical wholesaler based in Athens, Greece. The principal of the selling shareholder is Panagiotis Kozaris, who will remain with Cosmofarm as a director and chief operating officer once it becomes a wholly-owned subsidiary of the Company. Grigorios Siokas, the Company’s CEO, shall become the new CEO of Cosmofarm. Mr. Kozaris had no prior relationship to the Company other than as an independent shareholder.

The purchase price payable in cash is €700,000. Closing of the acquisition is subject to satisfactory completion of due diligence, delivery of audited and interim financial statements of Cosmofarm subject to being audited by PCAOB auditors, no material adverse change in the business or financial condition of Cosmofarm, all necessary consents and approvals to complete the acquisition have been obtained and other customary closing conditions.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits -

Item No-	Description

10.1.	Stock Purchase Agreement dated as of June 23, 2018 by and among Cosmofarm Ltd., Deepdae Holding Ltd. and Cosmos Holdings Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: June 25, 2018	By:	/s/ Grigorios Siokas
Grigorios Siokas Chief Executive Officer

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